EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information:

Scott D Smith

310-497-5081

ssmith@communicationworks.com

Carrie Gilbreth

310-927-4024

cgilbreth@communicationworks.com

GARDENBURGER, INC. FILES CHAPTER 11

IRVINE, CA. (October 14, 2005) – Gardenburger, Inc. (OTCBB: GBUR), announced today that it filed for chapter 11 bankruptcy protection, and that it will shortly file a proposed Plan of Reorganization (the “Plan”) and related Disclosure Statement with the United States Bankruptcy Court (the “Bankruptcy Court”) for the Central District of California, Santa Ana Division.  Gardenburger will continue to operate its business in the ordinary course as debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the United States Bankruptcy Code pending Bankruptcy Court approval of the Plan.

The proposed Plan, which reflects the outcome of negotiations among Gardenburger and its primary secured and unsecured debt holders, will provide for the reorganization of Gardenburger and includes the following treatment of claims and interests:

(1)                                  Payment to the holders of general unsecured claims (including all trade and vendor claims) against Gardenburger in the full amount of their allowed claims, in three installments, (i) six months (25% to be paid), (ii) twelve months (25% to be paid), and (iii) eighteen months (50% to be paid) following the effective date of the Plan;

(2)                                  Cancellation of the existing equity interests (preferred stock and common stock) in Gardenburger and conversion of Gardenburger from a public company to a private company;

(3)                                  Elimination of Gardenburger’s debt owing pursuant to an unsecured note (the “Convertible Note”), asserted in an amount in excess of $27 Million, currently held by Annex Holdings I LP (“Annex”), and issuance of new equity interests in Gardenburger to the Convertible Note holder in full satisfaction of its claim;

(4)                                  Payment in full to the holders of allowed administrative expense claims and allowed priority claims on the effective date of the Plan;

(5)                                  Full compliance with Gardenburger’s pre-confirmation obligations to Gardenburger’s secured lenders and conversion of Gardenburger’s post-petition credit facilities to exit financing to fund Gardenburger’s business operations and the Plan obligations following the effective date of the Plan; and

(6)                                  Gardenburger’s ongoing operation of its business on a viable basis following confirmation of the Plan.

Annex is Gardenburger’s largest unsecured creditor.  The Company negotiated the Plan with Annex and Annex supports the Plan.  Further, the Company has financing in place, subject to the approval of the Bankruptcy Court, to fund its ongoing operations and working capital needs during the Chapter 11 Case and, upon approval of the Plan, to meet its obligations under the Plan and its working capital needs following the effective date of the Plan.

The Disclosure Statement which will be filed in conjunction with the Plan will include information about the Plan and the Company’s history, Gardenburger’s business, its debt and equity structure, the events, developments, and trends precipitating the commencement of Gardenburger’s chapter 11 case and the recent, extensive efforts to sell the Company’s business as a going concern.  The Disclosure Statement will also describe the Plan and the Plan’s treatment of claims against and equity interests in Gardenburger.  Further, the Disclosure Statement discusses the Company’s future prospects including a business plan that anticipates Gardenburger’s return to profitability.

The Company’s Plan and related Disclosure Statement will be included in a Current Report on Form 8-K to be filed with the SEC.

Founded in 1985, Gardenburger, Inc. is the creator of the original veggie burger and an innovator in meatless, 100% natural, low-fat food products.  The company distributes its meatless products to more than 35,000 foodservice outlets throughout the United States and Canada.  Retail customers include more than 30,000 grocery, natural food and club stores.  With manufacturing operations based in Clearfield, Utah, the Company employs approximately 167 people. www.gardenburger.com

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Cautionary Statement Regarding Forward-Looking Statements

Some of the statements included in this Press Release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements.  The Company undertakes no obligation to update or revise any such forward-looking statements.  The forward-looking statements and the Company’s liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including, but not limited to, the following: the ability of the Company to operate as a going concern; the ability of the Company to continue to obtain use of cash collateral and/or debtor-in-possession financing pursuant to the terms of such agreements; defaults under our current loan documents; Bankruptcy Court approval of the motions prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 Case; risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company’s ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company’s liquidity and/or results of operations; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; potential adverse publicity; the ability of the Company to attract and retain key personnel; the ability of the Company to judge the impact of competitive products and pricing; the ability of the Company to compete with competitors; commodity price and availability risks; delivery of quality products to us timely by our suppliers; consumer preferences and perceptions; increased insurance costs; potential litigation; governmental regulations; compliance with environmental laws; the evolving regulation of corporate governance and public disclosure; and the timely implementation of our internal control procedures.  Actual results may differ materially due to these risks and uncertainties and those described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 18, 2005.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various prepetition liabilities, common stock and/or other equity securities.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies.  A plan of reorganization could result in holders of the Company’s common stock receiving no distribution on account of their interest and cancellation of their interests.  In addition, under certain conditions specified under the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan.  In light of the foregoing, the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value.  Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in the Company’s common stock or any claims relating to prepetition liabilities and/or other interests in the Company such as warrants convertible into equity interests.